                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 16, 2000 (except for the fourth paragraph of Note 11, as to which the date is May 17, 2000) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-31382) and related Prospectus of Stanford Microdevices, Inc.


     Our audits also included the financial statement schedule of Stanford Microdevices, Inc. for each of the three years in the period ended December 31, 1999 listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                /s/ ERNST & YOUNG LLP

San Jose, California

May 17, 2000